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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported): June 1, 1998



                         INTERNATIONAL MERCANTILE CORPORATION
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             (Exact name of registrant as specified in its charter)


          MISSOURI                    0-7693                43-0970243
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 (State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification
                                                               Number)


                   7979 OLD GEORGETOWN ROAD, BETHESDA, M.D. 20814
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (301) 774-6913


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     Item 4. Change in Registrant's Certifying Accountants

     On June 1, 1998, the Board of Directors of the Registrant appointed the firm of Thomas P. Monahan, CPA as independent auditor for the fiscal year ending December 31, 1997. The accounting firm of Weinberg & Company, P.A. served as the Registrant's independent auditors for the fiscal years ended December 31, 1993, 1994, 1995 and 1996.

     The registrant believes that there were no disagreements with The accounting firm of Weinberg & Company, P.A. within the meaning of Instruction 4 of Item 304 of Regulation S-K on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with audits of the Company's financial statements for the fiscal years ended December 31, 1995 and 1996 which disagreements, if not resolved to their satisfaction, would have caused him to issue an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. No report on the financial statements of the Registrant for the years ended December 31, 1995 and 1996 (the past two fiscal years) contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principle.

     During the three most recent fiscal years ended and through the present, there have been no reportable events (as defined in Item 304 of Regulation S-K) with The accounting firm of Weinberg & Company, P.A.

     Item 5. Other Events.

     None

                   ITEM 7.  FINANCIAL REPORTS AND EXHIBITS.

(B) EXHIBITS.

         1.  Letter from Weinberg & Company, P.A. issued pursuant to Reg.
             Section 229.304(a)(3).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                INTERNATIONAL MERCANTILE CORPORATION
                                          (Registrant)

                                By: /s/MAX APPLE
                                    -----------------
                                    Stan Cipkowski,
                                     President and Principal

   Dated: June 1, 1998